UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: November 13, 2006
Commission File No. 001-31463
DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	16-1241537
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

300 Industry Drive, RIDC Park West,	15275
Pittsburgh, Pennsylvania	(Zip Code)
(Address of principal executive offices)
(724) 273-3400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange Act (17 CFR 240.13-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EX-2.1
EX-10.1
EX-10.2
EX-99.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On November 13, 2006, Dick’s Sporting Goods, Inc. (NYSE: DKS) (the “Company”), Yankees Acquisition Corp., a wholly-owned subsidiary of the Company (“Subsidiary”) and Golf Galaxy, Inc. (“Golf Galaxy”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), setting forth the terms and conditions upon which Subsidiary will merge with and into Golf Galaxy. Upon effectiveness of the merger, each Golf Galaxy shareholder will receive $18.82 per share in cash, without interest. The Merger Agreement also provides for the assumption of outstanding employee stock options and warrants of Golf Galaxy, except that, the holders of vested in-the-money Golf Galaxy options and warrants will be permitted to elect to cash-out such options and warrants. The terms and conditions under which the options and warrants will be assumed or cashed-out are more fully set forth in the Merger Agreement. The Merger Agreement contains a provision which provides a limited number of third-party proposals and a customary fiduciary out for unsolicited proposals. The merger is contingent upon various conditions, including that the merger is approved by Golf Galaxy shareholders at a special shareholders meeting in accordance with the Minnesota Business Corporation Act. The merger transaction is anticipated to be completed not earlier than February 6, 2007, subject to waiting period under Hart-Scott-Rodino Act expiring and customary closing conditions. On November 13, 2006, the Company and Golf Galaxy issued a press release announcing the execution of the Merger Agreement and related documents which has been attached hereto as Exhibit 99.1.
     The Company has entered into a related Voting Agreement, dated as of November 13, 2006 (the “Voting Agreement”), with certain shareholders of Golf Galaxy (the “Shareholders”), pursuant to which the Shareholders agree to vote 19.9% of their shares of Golf Galaxy common stock in favor of the merger at the special shareholders meeting. Following approval of the merger by the Golf Galaxy shareholders, Subsidiary would be merged with and into Golf Galaxy, with White Sox surviving as a wholly-owned subsidiary of the Company. The Company has agreed to the terms and conditions of employment agreements with Randall K Zanatta and Gregory B. Maanum, to be executed upon closing of the merger. In connection with the closing of the Merger Agreement (including the agreements with Messrs. Zanatta and Maanum) the Company expects make grants of options and restricted stock to members of Golf Galaxy management. The Company expects those grants to be for approximately 500,000 shares underlying options and 150,000 shares of restricted stock. The grants would be made under the Company's 2002 Stock Plan.
     The Company has also entered into a First Amendment, dated as of November 9, 2006, to its Second Amended and Restated Credit Agreement (the “First Amendment”), dated July 28, 2004, among the Company, certain lenders and General Electric Capital Corporation as agent, whereby the parties acknowledged and consented to the formation of Subsidiary and the Company and Subsidiary’s entry into the Merger Agreement.
     The summary of the Merger Agreement, Voting Agreement and First Amendment in this Current Report on Form 8-K are qualified in their entirety to the full text of the Merger Agreement, Voting Agreement and First Amendment attached hereto as Exhibits 2.1, 10.1 and 10.2 and are incorporated herein by reference. Additionally, the representations and warranties contained in the Merger Agreement may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement rather than establishing those matters as facts, and such representations may also be subject to standards of materiality applicable to the parties that differ from those applicable to investors.
     The transaction described herein has not yet occurred, and this filing is not a solicitation. Following execution of the Merger Agreement, White Sox will prepare and file a proxy statement with the U.S. Securities and Exchange Commission. White Sox shareholders are strongly advised to read the proxy statement when it becomes available, because it will contain important information that White Sox shareholders should consider prior to attending the special shareholders meeting to vote on the merger. These documents will be available free of charge on the SEC’s web site, www.sec.gov.
     Except for historical information contained herein, the statements in this 8-K are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 28, 2006 as filed with the Securities and Exchange Commission on March 23, 2006 and those references herein to our planned acquisition of Golf Galaxy. The Company disclaims any obligation and does not intend to update any forward-looking statements except as may be required by the securities laws.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger dated as of November 13, 2006

Exhibit 10.1	Voting Agreement dated as of November 13, 2006

Exhibit 10.2	First Amendment to the Second Amended and Restated Credit Agreement dated as of November 13, 2006

Exhibit 99.1	Press Release dated November 13, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: November 14, 2006	By:	/s/ William R. Newlin

	Name:	William R. Newlin
	Title:	Executive Vice President and
Chief Administrative Officer